UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

WARBY PARKER INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WARBY PARKER

April 28, 2025

Dear Fellow Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Warby Parker Inc. to be held on Tuesday, June 10, 2025, at 2:00 p.m., Eastern Time. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/WRBY2025. The virtual meeting format will allow stockholders to participate from any location, which we expect will lead to increased attendance, improved communications, and cost savings for our stockholders and the Company.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support, and we look forward to seeing you at the Annual Meeting.

Sincerely,

NEIL BLUMENTHAL
Co-Founder and Co-CEO

DAVE GILBOA
Co-Founder and Co-CEO

233 Spring Street, 6th Floor East
New York, New York 10013
Notice of Annual Meeting of Stockholders
To Be Held Tuesday, June 10, 2025
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Warby Parker Inc., a Delaware public benefit corporation (the “Company”), will be held on Tuesday, June 10, 2025, at 2:00 p.m. Eastern Time, via live webcast, for the following purposes:
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To elect Joel Cutler, Jeffrey Raider, and Bradley Singer as Class I Directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

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To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

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To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our Class A common stock and Class B common stock at the close of business on April 14, 2025, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination of any stockholder (i) for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Chris Utecht, Senior Vice President, General Counsel and Secretary, at legal@warbyparker.com, stating the purpose of the request and providing proof of ownership of Company stock, and (ii) during the Annual Meeting, via the Internet at www.virtualshareholdermeeting.com/WRBY2025. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date, and mail the proxy card in the accompanying return envelope. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,
Chris Utecht
Senior Vice President, General Counsel and Secretary
New York, New York
April 28, 2025

233 Spring Street, 6th Floor East
New York, New York 10013
Proxy Statement for the 2025 Annual Meeting of Stockholders
June 10, 2025
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Warby Parker Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 10, 2025 (the “Annual Meeting”), at 2:00 p.m. Eastern Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of our Class A common stock and Class B common stock as of the close of business on April 14, 2025 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 104,502,616 shares of our Class A common stock outstanding and 16,903,698 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “Common Stock”.
This proxy statement and the Company’s Annual Report for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) are being made available, released, or mailed on or about April 28, 2025, to our stockholders on the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “Warby Parker” refer to Warby Parker Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 10, 2025:
This proxy statement and our 2024 Annual Report are available at
www.proxyvote.com.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/WRBY2025.
PROPOSALS
At the Annual Meeting, our stockholders will be asked:
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To elect Joel Cutler, Jeffrey Raider, and Bradley Singer as Class I Directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

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To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

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To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
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FOR the election of Joel Cutler, Jeffrey Raider, and Bradley Singer as Class I Directors;

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FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

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FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Warby Parker’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Warby Parker is making this proxy statement and its 2024 Annual Report available to its stockholders electronically via the Internet. On or about April 28, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 14, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. At the close of business on the Record Date, there were 104,502,616 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting and 16,903,698 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of all Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum.
WHO CAN ATTEND AND VOTE AT THE ANNUAL MEETING?
In order to allow greater participation, the Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/WRBY2025. You will also be able to vote your shares electronically at the Annual Meeting.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 2:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:45 p.m., Eastern Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page.
WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits.

Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, then either (i) the chairperson of the Annual Meeting, or (ii) if the Board of Directors so determines, stockholders by the affirmative vote of a majority of the voting power of the outstanding shares of stock entitled to vote thereon, present in person or represented by proxy, may adjourn the Annual Meeting.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?
Stockholders of Record
We recommend that stockholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
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by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

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by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or

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by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 9, 2025. We encourage stockholders to submit their proxy via the Internet or telephone. Stockholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/WRBY2025 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 2:00 p.m., Eastern Time, on June 10, 2025.
Beneficial Owners
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/WRBY2025 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy or change your vote:
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by submitting a duly executed proxy bearing a later date;

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by granting a subsequent proxy through the Internet or telephone;

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by giving written notice of revocation to the Secretary at 233 Spring Street, 6th Floor East, New York, New York 10013 prior to the Annual Meeting; or

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by attending and voting during the Annual Meeting live webcast.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.
WHO WILL COUNT THE VOTES?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL VOTES WITHHELD, ABSTENTIONS AND BROKER NON-VOTES BE TREATED?
PROPOSAL	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

WHAT ARE VOTES WITHHELD AND ABSTENTIONS AND HOW DO THEY COUNT FOR DETERMINING A QUORUM?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and the proposal regarding the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, the proposals regarding the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, are non-routine matters and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, three Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation, or removal.
We currently have nine Directors on our Board. Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation, or removal, whichever is earliest to occur.
The current class structure is as follows:
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Class I, whose term expires at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2028 Annual Meeting of Stockholders;

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Class II, whose term will expire at the 2026 Annual Meeting of Stockholders; and

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Class III, whose term will expire at the 2027 Annual Meeting of Stockholders.

The current Class I Directors are Joel Cutler, Jeffrey Raider, and Bradley Singer; the current Class II Directors are David (Dave) Gilboa, Youngme Moon, and Ronald Williams; and the current Class III Directors are Neil Blumenthal, Teresa Briggs, and Andrew Hunt.
As indicated in our Twelfth Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled only by a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election of the Class I directors named below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

The nominees for election to the Board of Directors as Class I Directors, all of whom are current directors, are as follows:
CLASS I DIRECTORS (TERMS TO EXPIRE AT THE ANNUAL MEETING)
Name	Age	Served as a Director Since	Positions with Warby Parker
Joel Cutler	67	2012	Director
Jeffrey Raider	44	2009	Co-Founder and Director
Bradley Singer	58	2024	Director
The principal occupations and business experience of each Class I Director nominee are as follows:
JOEL CUTLER	Age 67
Mr. Cutler has served as a member of our Board of Directors since 2012. Since January 2000, Mr. Cutler has served as a Co-Founder and Managing Director at General Catalyst Partners, a venture capital firm. Mr. Cutler serves on the board of directors of several private companies, including Zego Inc., Multiverse Group Ltd, SESAME, Inc., and Empathy.com. Mr. Cutler also serves on several nonprofit organizations’ board of directors, including the Warby Parker Impact Foundation, Boston Children’s Hospital Trust, and Beth Israel Deaconess Medical Center. Mr. Cutler holds a Bachelor of Arts degree from Colby College and a Juris Doctor degree from Boston College Law School. We believe that Mr. Cutler’s extensive private and public company board experience and success as a venture capitalist make him well-qualified to serve on our Board of Directors.
JEFFREY RAIDER	Age 44
Mr. Raider has served as our Co-Founder and a member of our Board of Directors since May 2009. In addition to co-founding Warby Parker, Mr. Raider also co-founded Mammoth Brands (formerly known as Harry’s, Inc.), a company aimed to create a family of disruptive omnichannel CPG brands, where he has served as co-chief executive officer and a member of the board of directors since September 2012. Mr. Raider has also served as a General Partner of Good Friends, LLC, a venture capital firm, since September 2019. Mr. Raider holds a Bachelor of Arts and a Master’s degree in International Studies from The Johns Hopkins University and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania. We believe that Mr. Raider’s experience and success as a Co-Founder of Warby Parker and Mammoth Brands make him well-qualified to serve on our Board of Directors.
BRADLEY SINGER	Age 58
Mr. Singer has served as a member of our board of directors since August 2024. Mr. Singer most recently served as Partner and Chief Operating Officer of ValueAct Capital, where he retired in December 2021. Prior to joining ValueAct Capital in 2012, Mr. Singer was the Senior Executive Vice President and Chief Financial Officer of Discovery Communications, Inc. and the Chief Financial Officer and Treasurer of American Tower Corporation. Mr. Singer currently serves on the boards of directors of Crown Castle Inc., Sweetgreen, Inc., and Redfin Corp. Mr. Singer also serves on the National Board for the Posse Foundation. We believe that Mr. Singer’s extensive experience in the technology and consumer industries as an executive officer and as a board member make him well-qualified to serve on our Board of Directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board of Directors who are Class II Directors are as follows:
Name	Age	Served as a Director Since	Positions with Warby Parker
Dave Gilboa	44	2009	Co-Chair of the Board, Co-Founder and Co-Chief Executive Officer
Youngme Moon	61	2018	Director
Ronald Williams	75	2021	Lead Director
The principal occupations and business experience of each Class II Director are as follows:
DAVE GILBOA	Age 44
Mr. Gilboa has served as our Co-Founder and Co-Chief Executive Officer since 2010, as a member of our Board of Directors since May 2009, and as the Co-Chair of our Board of Directors since June 2021. In addition, Mr. Gilboa currently serves on the board of directors of the nonprofit organization the Warby Parker Impact Foundation. Mr. Gilboa has also served as a General Partner of Good Friends, LLC, a venture capital firm, since September 2019. Mr. Gilboa holds a Bachelor of Science degree in Bioengineering from University of California, Berkeley and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania. Mr. Gilboa is a member of the Aspen Institute’s 2016 Henry Crown Fellowship class and the Aspen Global Leadership Network. We believe that Mr. Gilboa’s contributions as a Warby Parker Co-Founder and Co-Chief Executive Officer, as well as his experience and success in both the eyewear and financial services industries, make him well-qualified to serve on our Board of Directors.
YOUNGME MOON	Age 61
Professor Moon has served as a member of our board of directors since March 2018. Professor Moon currently serves as the Donald K. David Professor of Business at Harvard Business School, where she has taught since June 1998. Professor Moon currently serves as a member of the board of directors of Mastercard, Inc. and Sweetgreen, Inc., and on the boards of several private companies, including Whoop, Inc. and Blank Street. Professor Moon serves on the risk committee (as chair) and the human resources and compensation committee of the board of directors of Mastercard, Inc., and the compensation committee and the nominating, environmental, social, and governance committee of the board of directors of Sweetgreen, Inc. Professor Moon holds a Bachelor of Arts degree from Yale University, as well as a Master’s degree and Ph.D. from Stanford University. We believe that Professor Moon’s depth of knowledge in the intersection of strategy, branding innovation, and culture, as well as her extensive public and private company board experience, makes her well-qualified to serve on our Board of Directors.
RONALD WILLIAMS	Age 75
Mr. Williams has served as a member of our Board of Directors since August 2021 and as our Lead Director since August 2024. Before joining us, Mr. Williams served as the Chairman and CEO of Aetna Inc. from 2006 to 2010. Since 2011, Mr. Williams has served as the Chairman and CEO of RW2 Enterprises, through which he counsels C-Suite corporate executives. Mr. Williams also currently serves on the board of directors of agilon health, Inc. and Mosaic Health, and also serves as an operating advisor to Clayton, Dubilier & Rice. He has also served on the boards of the Boeing Company, American Express, Johnson & Johnson, Envision Healthcare and naviHealth, Inc., and of private companies apree health (previously Castlight/Vera Whole Health Inc.) and Millennium Physician Group. Mr. Williams is Chairman of the Conference Board and a member of the President’s Circle of the National Academies, and was elected to the American Academy of Arts and Sciences. Mr. Williams also served on President Obama’s President’s Management Advisory Board from 2011 to 2017. Mr. Williams holds a Bachelor of Arts degree from Roosevelt University and a Master of Business Administration degree from the Sloan School of Business at the Massachusetts Institute of Technology. We believe that Mr. Williams’s extensive private and public company board experience, as well as his expertise in leading a global public company, makes him well-qualified to serve on our Board of Directors.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age	Served as a Director Since	Positions with Warby Parker
Neil Blumenthal	44	2009	Co-Chair of the Board, Co-Founder and Co-Chief Executive Officer
Teresa Briggs	64	2019	Director
Andrew Hunt	43	2009	Co-Founder and Director
The principal occupations and business experience of each Class III Director are as follows:
NEIL BLUMENTHAL	Age 44
Mr. Blumenthal has served as our Co-Founder and Co-Chief Executive Officer since 2010, as a member of our Board of Directors since May 2009, and as the Co-Chair of our Board of Directors since June 2021. In addition, Mr. Blumenthal currently serves on the board of directors of Allbirds, Inc., a footwear and apparel company, Sweetgreen, Inc., a mission-driven food brand, and the nonprofit organizations the Warby Parker Impact Foundation, the Partnership Fund for New York City, Robin Hood and Tech:NYC. Mr. Blumenthal has also served as a General Partner of Good Friends, LLC, a venture capital firm, since September 2019. Mr. Blumenthal holds a Bachelor of Arts degree from Tufts University and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania. We believe that Mr. Blumenthal’s perspective from serving as a Warby Parker Co-Founder and Co-Chief Executive Officer, as well as his experience and success in the eyewear industry, make him well-qualified to serve on our Board of Directors.
TERESA BRIGGS	Age 64
Ms. Briggs has served as a member of our Board of Directors since June 2019. In 2019, Ms. Briggs served as a Distinguished Careers Fellow at Stanford University. Prior to that, she spent 37 years at Deloitte LLP, a financial advisory services firm, where she most recently served as Vice Chair and San Francisco Managing Partner from June 2011 until January 2019. Ms. Briggs currently serves on the boards of directors and audit committees of Snowflake Inc., DocuSign, Inc., and ServiceNow, Inc, each a computer software company. Ms. Briggs holds a Bachelor of Science degree in Accounting from the University of Arizona, Eller College of Management, and is a Certified Public Accountant. We believe that Ms. Briggs’ accounting expertise, as well as her extensive public and private company board and senior management experience, makes her well-qualified to serve on our Board of Directors.
ANDREW HUNT	Age 43
Mr. Hunt has served as our Co-Founder and a member of our Board of Directors since May 2009. In addition to co-founding Warby Parker, Mr. Hunt also co-founded Elephant, a venture capital firm, and has served as its general partner since May 2015. Mr. Hunt also serves as a member of the boards of directors for Tecovas, Inc., Triple Whale Inc., RealSelf, Inc. and DataDome S.A., amongst others. From 2011 to 2015, Mr. Hunt was a principal and partner at Highland Capital Partners. Mr. Hunt holds a Bachelor of Arts in Economics and History from Brown University and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania. We believe that Mr. Hunt’s contributions to Warby Parker as a Co-Founder, his success growing businesses as a venture capitalist, and his experience as a board member make him well-qualified to serve on our board of directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP has served as our independent registered public accounting firm since 2014. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee may reconsider its selection. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Warby Parker Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Teresa Briggs (Chair)
Andrew Hunt
Bradley Singer

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:
Fee Category	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit Fees	2,800,000	2,408,000
Audit-Related Fees	—	—
Tax Fees	130,816	275,450
All Other Fees	—	—
Total Fees	2,930,816	2,683,450
AUDIT FEES
Audit fees consist of fees related to the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 and 2023; the audit of our 2024 and 2023 annual consolidated financial statements contained in our Annual Reports on Form 10-K; and the review of our unaudited interim financial statements included in our Quarterly Reports on Form 10-Q.
AUDIT-RELATED FEES
There were no audit-related fees for the years ended December 31, 2024 and 2023.
TAX FEES
Tax fees consist of fees for tax compliance services.
ALL OTHER FEES
There were no other fees for the years ended December 31, 2024 and 2023.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy, or the Pre-Approval Policy, that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee, or specific pre-approval, or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy, or general pre-approval. Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the Committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our Audit Committee’s pre-approval policies and procedures.

PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay Vote,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to carefully review the “Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this proxy statement for additional information.
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Warby Parker Inc. approve, on an advisory (non-binding) basis, the compensation of Warby Parker Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis,” compensation tables and related narrative disclosure set forth in Warby Parker Inc.’s definitive proxy statement for the 2025 Annual Meeting of Stockholders.”
At our 2023 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, the Company has determined to hold a “Say-on-Pay” advisory vote every year. Accordingly, our next advisory Say-on-Pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2026 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:
Name	Age	Position
Neil Blumenthal(1)	44	Co-Chair of the Board, Co-Founder and Co-Chief Executive Officer
Dave Gilboa(2)	44	Co-Chair of the Board, Co-Founder and Co-Chief Executive Officer
Steve Miller(3)	52	Senior Vice President, Chief Financial Officer

(1)
See biography on page 10 of this proxy statement.

(2)
See biography on page 9 of this proxy statement.

(3)
Steven (Steve) Miller has served as our Chief Financial Officer since 2011. Prior to joining Warby Parker, Mr. Miller served as Chief Financial Officer and Senior Vice President of Corporate Development for Majestic Research, a pioneering data-driven research firm where he led the successful sale of the company to ITG (now part of Virtu Financial). Previously, Mr. Miller served as a Vice President of Comerica Bank’s Technology and Life Sciences Division, where he opened the Bank’s New York office. Mr. Miller began his career at Monitor Company, a strategy consulting firm, and served as an Urban Fellow. Mr. Miller is on the board of Ubuntu Education Fund, a nonprofit health and education provider in South Africa. Mr. Miller holds a Bachelor of Arts degree in Political Science from Columbia University.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Governance” section of our Investor Relations website located at investors.warbyparker.com, or by writing to our Secretary at our offices at 233 Spring Street, 6th Floor East, New York, NY 10013.
Board Composition
Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
●
the Class I directors are Joel Cutler, Jeffrey Raider, and Bradley Singer, and their terms will expire at the Annual Meeting;

●
the Class II directors are Dave Gilboa, Youngme Moon, and Ronald Williams, and their terms will expire at the 2026 Annual Meeting of Stockholders; and

●
the Class III directors are Neil Blumenthal, Teresa Briggs, and Andrew Hunt, and their terms will expire at 2027 Annual Meeting of Stockholders.

Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so as to maintain the number of directors in each class as nearly equal as possible. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Director Independence
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has determined that Teresa Briggs, Joel Cutler, Andrew Hunt, Youngme Moon, Jeffrey Raider, Bradley Singer, and Ronald Williams do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange (“NYSE”). Gabrielle Sulzberger qualified as “independent” as that term is defined under the listing standards of the NYSE during the time she served as a director of the Company. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares held by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”
Director Candidates
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Bradley Singer was initially recommended to serve on our Board by Company management.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider candidates with personal and professional integrity, strong ethics, values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee may consider, among other criteria: experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; relevant professional and academic experience relevant to the Company’s industry, operations and target markets; leadership skills; experience in finance, accounting and/or executive compensation practices; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. Our Corporate Governance Guidelines provide that the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Warby Parker Inc., 233 Spring Street, 6th Floor East, New York, NY 10013. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 233 Spring Street, 6th Floor East, New York, NY 10013, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee currently consists of Joel Cutler, Youngme Moon, and Bradely Singer. The chair of our Compensation Committee is Joel Cutler. Gabrielle Sulzberger was a member of the Compensation Committee during 2024. None of the members of our Compensation Committee who served during 2024 is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Board Leadership Structure and Role in Risk Oversight
Our Corporate Governance Guidelines provide that the roles of Chair of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Neil Blumenthal and Dave Gilboa serve as Co-Chief Executive Officers, or Co-CEOs, and Co-Chairs of the Board. The Board has

carefully considered its leadership structure and determined that combining the positions of Co-CEOs and Co-Chairs of the Board currently serves the best interests of the Company and its stockholders. Specifically, the Board believes that Messrs. Blumenthal and Gilboa are best situated to serve as Co-Chairs of the Board given their deep knowledge of our business and strategy as Co-Founders of Warby Parker, and their ability to draw on that experience in order to provide leadership to the Board. In addition, the Board benefits from the strong leadership of each of our independent committee chairs.
Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process. Our Corporate Governance Guidelines provide that, if the Chair of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a Lead Director. In August 2024, the Board appointed Mr. Williams as Lead Director. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which either of the Co-Chairs of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Co-CEOs and Co-Chairs of the Board.
Our Board and its committees are responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, including risks relating to the Company’s credit, liquidity, and operations, and oversees the implementation of risk mitigation strategies by management. The Board also meets periodically, and as necessary with outside advisors, regarding material risks facing the Company. The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and oversees the management of financial and cybersecurity risks and potential conflicts of interest. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans, equity incentive plans and other compensatory arrangements. The Nominating and Corporate Governance Committee manages risks associated with the Company’s corporate governance framework and the effectiveness of our Corporate Governance Guidelines and also oversees the Company’s efforts with respect to environmental, social and governance matters and associated risks, including relating to the Company’s annual Impact Report, the Warby Parker Impact Foundation, and the Company’s do-good mission. In addition to the committees of the Board, a management-led disclosure committee meets quarterly to identify any significant emerging risks and to align such risk identification and assessment with the Company’s existing disclosure controls and procedures. The disclosure committee reports its findings and recommendations to the Audit Committee, which then reports to the Board.
Code of Conduct
We have adopted a Code of Conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Conduct is available under the Governance section of our website at investors.warbyparker.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Insider Trading Compliance Policy
The Board has adopted an Insider Trading Compliance Policy that governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers and other employees of the Company. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. It is also our policy to comply with applicable insider trading laws and regulations with respect to transactions in our own securities. A copy of our Insider Trading Compliance Policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025.
Hedging and Pledging Policies
Our Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees, prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. In addition, our Insider Trading Compliance Policy prohibits persons subject to the policy from purchasing the Company’s securities on margin or pledging the Company’s securities as collateral to secure loans, except that, subject to pre-approval of the Audit Committee, directors and officers of the Company subject to Section 16 of the Exchange Act are permitted to pledge the Company’s securities as collateral to secure loans.
Equity Award Timing Policies and Practices
We generally grant equity awards at regularly scheduled Compensation Committee or Equity Incentive Committee meetings. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
We have not granted stock options or similar option-like instruments to our service providers since 2021. Accordingly, during fiscal year 2024, we did not grant stock options or similar option-like instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Clawback Policy
In 2023, we adopted a compensation recovery, or “clawback,” policy (the “Clawback Policy”) in accordance with NYSE listing rules and Exchange Act Rule 10D-1. Under the Clawback Policy, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1), the Company is required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the Compensation Committee.
Attendance by Members of the Board of Directors at Meetings
There were four (4) meetings of the Board of Directors during 2024. In 2024, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she served as a director and (ii) the total number of meetings of all committees of the Board on which he or she served and during the periods on which he or she served.
Under our Corporate Governance Guidelines, which are available on our website at investors.warbyparker.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Co-Chairs of the Board, the Lead Director, or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend. Seven of our nine directors attended our 2024 Annual Meeting of Stockholders.
Executive Sessions
The non-management members of the Board meet in regularly scheduled executive sessions, with the Lead Director presiding.
Committees of the Board
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The current composition and responsibilities of each of the committees of our Board of Directors are described below. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time. The members of each of the Board committees are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance
Neil Blumenthal†
Dave Gilboa†
Teresa Briggs*	Chair		X
Joel Cutler*		Chair
Andrew Hunt*	X
Youngme Moon*		X
Jeffrey Raider*			X
Bradley Singer*	X	X
Ronald Williams*‡			Chair

†
Co-Chair of the Board

*
Independent director

‡
Lead Director

Audit Committee
Our Audit Committee currently consists of Teresa Briggs, Andrew Hunt, and Bradley Singer. Our Board of Directors has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Exchange Act and that Ronald Williams satisfied these independence requirements during the time he served as a member of the Audit Committee. The chair of our Audit Committee is Teresa Briggs. Our Board of Directors has determined that each of Teresa Briggs and Bradley Singer is an “audit committee financial expert” within the meaning of SEC regulations and that each member of our Audit Committee is financially literate in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment. In addition, our Board of Directors has affirmatively determined that each of Ms. Briggs’ and Mr. Singer’s simultaneous service on the Audit Committees of more than three public companies does not impair his or her respective ability to effectively serve on our Audit Committee.
The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
●
appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●
discussing with our independent registered public accounting firm their independence from management;

●
reviewing with our independent registered public accounting firm the scope and results of their audit;

●
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

●
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●
overseeing our processes, procedures and validation surrounding the Company’s disclosures, including the Company’s environmental, social and governance disclosures;

●
overseeing cybersecurity and other information technology risks;

●
overseeing our risk assessment and risk management programs, including oversight of management’s implementation of our cybersecurity risk management program;

●
overseeing the Company’s internal audit program;

●
reviewing and approving related person transactions; and

●
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available in the “Governance” section of our Investor Relations website located at investors.warbyparker.com.
The Audit Committee met four (4) times during the fiscal year ended December 31, 2024.
Compensation Committee
Our Compensation Committee currently consists of Joel Cutler, Youngme Moon, and Bradley Singer. The Chair of our Compensation Committee is Joel Cutler. Our Board of Directors has determined that each member of our compensation Committee is independent under the listing standards of the NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and that Gabrielle Sulzberger qualified as independent under those standards during the time she served as a member of the Compensation Committee.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
●
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the Board of Directors, in connection with a majority of the independent members of the Board of Directors) the compensation of our Co-CEOs;

●
reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

●
reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;

●
reviewing and making recommendations to our Board of Directors regarding the compensation of our directors;

●
administering the Company’s Clawback Policy;

●
overseeing the Company’s succession plan for our executive officers, including our Co-CEOs; and

●
appointing and overseeing any compensation consultants.

The Compensation Committee generally considers the recommendations of the Co-CEOs and the Chief People Officer when making decisions regarding the compensation of non-employee directors and executive officers (other than the Co-CEOs). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. In 2024, the Compensation Committee engaged the compensation consulting firm Semler Brossy to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Semler Brossy comparing our compensation to that of a group of peer companies within our industry and met with Semler Brossy to discuss our executive and non-employee director compensation and to receive input and advice. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee has considered the advisor independence factors required under SEC rules as they relate to Semler Brossy and has determined that Semler Brossy’s work does not raise a conflict of interest.
Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available in the “Governance” section of our Investor Relations website located at investors.warbyparker.com.
The Compensation Committee met five (5) times during the fiscal year ended December 31, 2024.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Ronald Williams, Teresa Briggs, and Jeffrey Raider. The chair of our Nominating and Corporate Governance Committee is Ronald Williams. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE and that Gabrielle Sulzberger satisfied these independence requirements during the time she served as a member of the Nominating and Corporate Governance Committee.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
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identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, including recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;

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periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

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overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees;

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overseeing the Company’s efforts with regard to our environmental, social, and governance matters and associated risks, including relating to the Company’s do-good mission;

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receiving reports from management regarding the Company’s progress in promoting its stated public benefits and taking any such actions, or recommending to the Board such other actions, as the Committee deems relevant in support of the Company’s status as a public benefit corporation; and

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developing and recommending to our Board of Directors a set of corporate governance guidelines.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE, which is available in the “Governance” section of our Investor Relations website located at investors.warbyparker.com.
The Nominating and Corporate Governance Committee met three (3) times during the fiscal year ended December 31, 2024.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses the elements of and principles underlying our executive compensation program for 2024, including for each named executive officer (an “NEO”) who, during 2024, were:
Neil Blumenthal	Co-Chief Executive Officer and Director;
Dave Gilboa	Co-Chief Executive Officer and Director; and
Steve Miller	Senior Vice President, Chief Financial Officer and Treasurer.
Executive Summary
Warby Parker was founded with a mission to inspire and impact the world with vision, purpose, and style. We aim to demonstrate that a business can scale and do good in the world—without charging a premium for it.
Our executive compensation program is designed to drive performance by aligning compensation with business performance and the long-term success of the Company, in part, by compensating executives and key employees based on the attainment of operating goals that positively impact our stakeholders, including our stockholders, while avoiding the promotion of excessive risk-taking. At this phase in the growth of our business, a majority of the total direct compensation of our NEOs is directly tied, through the use of equity awards, to the value of our Common Stock.
2024 Financial & Operating Highlights
In 2024, the Company achieved double-digit revenue growth each quarter while accelerating customer and glasses growth, delivering against strategic initiatives and creating exceptional customer experiences. Highlights of 2024 included:
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Net revenue increased $101.6 million year-over-year, or 15.2%, to $771.3 million.

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Average Revenue per Customer1 increased 6.8% year-over-year to $307.

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Active Customers1 increased 7.8% year-over-year to 2.51 million.

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GAAP net loss improved $42.8 million year-over-year to $20.4 million.

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Adjusted EBITDA2 increased $20.8 million year-over-year to $73.1 million, and Adjusted EBITDA Margin2 increased 1.7 points year-over-year to 9.5%.

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Net cash provided by operating activities was $98.7 million compared to $61.0 million in 2023.

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Generated $34.7 million of full year Free Cash Flow2.

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Opened 41 new stores during the year, ending 2024 with 276 stores.

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Expanded insurance penetration by significantly increasing in-network lives.

2024 Compensation Highlights
The Compensation Committee made the following compensation-related decisions for our NEOs for 2024:
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Each of our NEOs received increases in their target annual cash compensation for 2024 to better position their pay in line with competitive market practices:

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Each of our NEOs received a base salary increase equal to approximately 6.0%.

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The target bonus opportunities for the Co-CEOs and the Chief Financial Officer were increased to 90% and 65% of base salary, respectively.

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Our 2024 Annual Bonus Program was earned at 112.5% of target based on our actual performance relative to pre-established net revenue and Adjusted EBITDA targets, with payouts to our NEOs made in the form of fully vested restricted stock units (“RSUs”) instead of cash.

1
See Appendix A for definitions of Average Revenue per Customer and Active Customers, which are key operational and business metrics.

2
See Appendix A for definitions and reconciliations of Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

●
An annual long-term equity award was granted to Mr. Miller.

Prior to the direct listing of our Common Stock in 2021, we granted multi-year founders grants to Messrs. Blumenthal and Gilboa, consisting of performance stock units (“PSUs”) and time-based RSUs. As a result, we did not grant annual equity awards to Messrs. Blumenthal and Gilboa in 2024.
Our Compensation Philosophy
We believe that our compensation mix motivates and rewards each of our executives and key employees for their individual contributions to the Company, both present and future, and enables us to attract and retain high-caliber leaders. Although annual performance-based bonus opportunities incentivize the achievement of shorter-term goals, our long-term equity awards represent a longer-term compensation structure that promotes retention and continuous commitment to the operating results of the Company.
The following principles guide our Compensation Committee and Board of Directors in their decisions regarding our executive compensation program:
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Base salaries should be consistent with those in similar positions at similar companies, including our peer group.

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Annual bonuses for executives should be tied exclusively to Company performance.

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Equity compensation should be used to align the interests of our executives with those of our stockholders.

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Benefits provided to our executives should be generally the same as those provided to our other employees.

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Total direct compensation should attract, motivate, and retain talented executives in a competitive environment.

We have adopted the following policies and practices to ensure proper governance of our executive compensation programs and strengthen the alignment of our executive compensation programs and stockholder interests:
What We Do	What We Don’t Do

Retain 100% independent directors on our Compensation Committee.

The Compensation Committee engages an independent compensation advisor, who provides no other services to the Company.

A significant portion of compensation for the NEOs is at-risk and/or based on our stock price performance.

Annually review NEO compensation and peer group data.

Regularly assess the risk-reward balance of our compensation programs to mitigate undue risks.

No pension plans or supplemental retirement plans. No hedging of our stock by directors, officers, or employees. No excessive perquisites. No tax gross-ups.
Our Compensation-Setting Process
Determination of Executive Compensation
Role of the Board of Directors and Compensation Committee: Our Compensation Committee oversees our executive compensation program, including executive salaries, payouts under our Annual Bonus Program, and the size and structure of equity awards. Our Compensation Committee also administers our various equity plans and benefit programs and approves or may make recommendations regarding the compensation of our NEOs to our Board of Directors. Our Compensation Committee reviews the performance of each NEO from time to time to determine whether to make any changes to their compensation and approves such changes or may present its recommendations to our Board of Directors for review and final approval. The Compensation Committee is also responsible for overseeing the management of risks relating to the Company’s executive compensation plans, equity incentive plans and other compensatory arrangements.
Role of Management: In setting compensation, our Co-CEOs work closely with our Compensation Committee in managing our executive compensation program and attend Compensation Committee meetings if so requested. Our Co-CEOs may make recommendations to our Compensation Committee regarding the salary, annual bonus opportunity, and equity awards for our executives and key employees, other than themselves, because of their day-to-day involvement with our executive and senior leadership team. Our Compensation Committee makes the ultimate determination as to the compensation of our executives and key employees, and no executive or employee participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of our Compensation Advisor: Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. During 2024, the Compensation Committee engaged Semler Brossy to provide guidance and market-based data to our Board of Directors and our Compensation Committee and to advise regarding the amount and types of compensation that we provide to our executives, key employees and non-employee directors, how our compensation practices compare to those of other companies, including with respect to a peer group of companies developed in consultation with Semler Brossy, and other compensation-related matters. Semler Brossy reports directly to our Compensation Committee and does not provide any services to us other than the services provided to or at the request of our Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Semler Brossy and has determined that Semler Brossy’s work does not raise a conflict of interest.
Stockholder Advisory Vote on Executive Compensation
We intend to hold a “Say-on-Pay” vote at every annual meeting of stockholders. The Compensation Committee takes into consideration the results of our Say-on-Pay vote when making decisions regarding the structure and implementation of our executive compensation program. At our 2024 Annual Meeting of Stockholders, over 99% of the votes cast in the Say-on-Pay Vote were in favor of our executive compensation program. We view this level of stockholder support as affirmation of our current executive compensation program and philosophy.
Use of Comparative Market Data
The Compensation Committee assesses the competitiveness of each element of the executive officers’ total direct compensation against the compensation peer group. This is only one factor that the Compensation Committee considers when it sets pay levels for our executive officers. In developing this compensation peer group, the Compensation Committee, in collaboration with Semler Brossy, considered a number of factors, including:
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Industry: Companies with a focus on retail, e-commerce, telehealth, optical, social network platforms and/or consumer products.

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Revenues: Approximately 0.5x to 5x of our revenues over the trailing four quarters.

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Market Capitalization: Approximately 0.5x to 5x our market capitalization.

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Business Model: Preference for companies with a recent initial public offering or direct listing; sustained, double-digit revenue growth and premium valuation; and/or B-Corporation status (or similar orientation).

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Talent: Preference for companies with which we compete for talent.

When determining 2024 executive compensation, the Compensation Committee reviewed and considered the compensation levels and practices of the below group of companies, with the advice of Semler Brossy.

As a result, the Compensation Committee approved the following peer group for 2024 compensation decisions:
● Allbirds, Inc. ● Bausch + Lomb Corporation ● American Well Corporation ● FIGS, Inc. ● Him & Hers Health, Inc. ● Angi Inc.	● The Honest Company, Inc. ● Canada Goose Inc. ● CarGurus Inc. ● Five Below Inc. ● YETI Holdings, Inc. ● Bumble Inc.	● GoodRx Holdings, Inc. ● National Vision Holdings Inc. ● Evolent Health Inc. ● ThredUp Inc. ● Progyny Inc. ● Revolve Group Inc.
During 2024, the Compensation Committee reviewed and considered changes to the peer group for 2025. The 2025 peer group reflected several changes from the 2024 peer group, with the removal of American Well Corporation, ThredUp Inc., Allbirds, Inc., and The Honest Company, Inc. following declines in their valuations, and the additions of Arhaus, Inc., Olaplex Holdings, Inc., and Teladoc Health, Inc., which met the criteria set forth above.
While our Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executives and key employees. Our Compensation Committee also considers a number of other factors, including Company performance relative to our stakeholder priorities, each executive’s and key employee’s current and future impact on our strategy and mission, relative nature, and scope of responsibility, individual performance, and demonstrated leadership and internal pay equity considerations.
Elements of the Company’s Executive Compensation Program
For the year ended December 31, 2024, the compensation for our NEOs consisted of base salaries, bonuses under our 2024 Annual Bonus Program, which were paid in the form of fully vested RSUs in March 2025, and, for Mr. Miller, an annual long-term equity award. As described in greater detail below, no long-term equity awards were granted to Messrs. Blumenthal and Gilboa during 2024. For each of our NEOs, compensation for the year ended December 31, 2024 also included the excess in grant date fair value of RSU awards granted in March 2024 under the 2023 Annual Bonus Program, over the amount of cash bonus earned in 2023 and foregone in exchange for such RSUs. In addition, as discussed below, in 2024 the Board approved grants to charitable donor-advised funds (each, a “DAF”) directed by Messrs. Blumenthal and Gilboa to provide an additional incentive in their efforts to lead the Company. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.
Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.
Base Salary
Our NEOs each receive a base salary to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Our Board of Directors and Compensation Committee may adjust base salaries from time to time at their discretion.
For 2024, the Compensation Committee conducted an annual review of base salaries for our NEOs referencing the base salaries paid to executives in similar positions at our peer group of companies, and based on that review and in order to better align compensation with market practices, the annual base salaries for our NEOs were increased in 2024 to the following amounts:
Executive	FY24 Salary	Percentage Increase
Neil Blumenthal	$555,000	5.7%
Dave Gilboa	$555,000	5.7%
Steve Miller	$500,000	5.8%

2024 Annual Bonus Program
We maintain an annual performance-based bonus program in which each of our NEOs participated in fiscal year 2024. Each NEO’s target bonus is expressed as a percentage of base salary which can be achieved by meeting certain performance objectives at target level. The 2024 annual bonuses for Messrs. Blumenthal, Gilboa, and Miller were targeted at 90%, 90%, and 65% of the executive’s base salary, respectively. The Compensation Committee established these target bonus amounts following its review of similarly-situated executives at our peer group companies and its assessment of our executives’ experience and expected contributions. For fiscal year 2024, our NEOs were eligible to earn annual bonuses based on the achievement of the following financial objectives:
Metrics	Weighting	Threshold	Target	Maximum	Actual Result
Net Revenue	70%	$736,700,000	$758,000,000	$803,800,000	$771,315,000
Adjusted EBITDA(1)	30%	$67,000,000	$70,000,000	$80,000,000	$73,111,000
Payout as a Percentage of Target	—	50%	100%	200%	112.5%

(1)
See Appendix A for the definition and a reconciliation of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP.

In order to motivate performance, the Compensation Committee set threshold performance levels for each metric. Achievement of target performance corresponded with a 100% payout, achievement of threshold performance corresponded with a 50% payout, and any performance below the threshold level resulted in no payout. Payouts began at the threshold and increased through various points to 100% of the target opportunity for achieving target performance, and through additional points to a maximum of 200% of the target opportunity (subject further to the stakeholder modifier discussed below).
In addition, our Compensation Committee evaluates the Company’s performance against metrics relating to key stakeholders, which in 2024 included the customer, determined based on a net promoter score; the team, determined based on employee engagement index; and do-good, determined based on glasses distributed through the Company’s Buy a Pair, Give a Pair program, which, collectively, can move the aggregate calculated bonus achievement up or down by up to 20%. In establishing specific and objective targets around these broader goals, our Compensation Committee set targets that it determined were difficult to achieve and will not be achieved based on average or below average performance.
In February 2025, our Compensation Committee reviewed and approved overall achievement of our 2024 financial corporate goals at 112.5% of target based on net revenue achievement of $771.3 million and Adjusted EBITDA achievement of $73.1 million, weighted as described above. In addition, the Compensation Committee determined there would be no adjustment to the aggregate calculation based on the achievement of stakeholder metrics. As a result, the Compensation Committee approved total corporate bonus payout at 112.5% of target.
Awards to the NEOs under the 2024 Annual Bonus Program are made in fully vested RSUs, instead of cash, in order to further align the interests of our NEOs with those of our stockholders and to encourage retention and long-term growth. The number of fully vested RSUs granted to the applicable NEO was determined by dividing the earned incentive compensation amount payable under the 2024 Annual Bonus Program by the closing trading price of our Class A common stock on the grant date, rounded up to the nearest whole RSU.
Based on our Compensation Committee’s determination, each of our NEOs was paid the following bonus:
Named Executive Officer	2024 Target Bonus as % of Salary	2024 Target Bonus	2024 Earned Bonus as % of Target	2024 Earned Bonus(1)
Neil Blumenthal	90%	$499,500	112.5%	$561,938
Dave Gilboa	90%	$499,500	112.5%	$561,938
Steve Miller	65%	$325,000	112.5%	$365,625

(1)
2024 Earned Bonus amounts were converted into a number of fully vested RSUs by dividing the earned bonus amount by the closing trading price of our Class A common stock on the grant date, rounded up to the nearest whole RSU. Because we round up to the nearest whole RSU, the grant date fair values computed in accordance with ASC Topic 718 are greater than the dollar value of the earned cash incentive payable.

Long-Term Equity Compensation
Historically, we have granted stock options and RSUs to our employees, including our NEOs, in order to attract and retain them, as well as to align their interests with the interests of our stockholders. In order to provide a long-term incentive, our stock options and RSUs generally vest over four years subject to continued service to the Company. We granted an annual long-term equity award of RSUs to Mr. Miller in 2024.
Prior to the direct listing of our Common Stock, we granted multi-year founders grants to Messrs. Blumenthal and Gilboa, consisting of PSUs and time-based RSUs. As a result, we did not grant annual equity awards to Messrs. Blumenthal and Gilboa in 2024. The Compensation Committee has determined to begin granting annual equity awards to Messrs. Blumenthal and Gilboa starting in 2025, and has determined that such awards will be delivered in an equal mix of PSUs and RSUs that vest over three years.
Multi-Year Founders’ Grants
In connection with our direct listing, our Compensation Committee and our Board of Directors worked closely with its compensation consultant, Semler Brossy, to design a multi-year equity incentive for Messrs. Blumenthal and Gilboa to encourage their retention for a multi-year period and significantly align their compensation with the long-term interests of our stockholders by requiring, among other things, the achievement of sustained stock price targets.
In designing the equity incentive for Messrs. Blumenthal and Gilboa, our Compensation Committee and Board of Directors considered Messrs. Blumenthal’s and Gilboa’s significant stockholdings, strong history of leadership since the founding of the Company, and their vision for the future of the Company. For each of Messrs. Blumenthal and Gilboa, the equity incentive is comprised of 2,198,844 PSUs and 942,362 time-based RSUs, which were granted under the Warby Parker Inc. 2019 Founder Stock Plan (the “2019 Plan”). Each RSU and each PSU represents the right to receive one share of our Class B common stock after vesting. The PSUs will only vest, if at all, in the event the price of our Class A common stock reaches stock price hurdles that are significantly in excess of the fair market value of our Class A common stock as of the date of grant over a period of ten years. Commencing on July 1, 2021, the RSUs vest in equal monthly installments over a period of five years, which is subject to Messrs. Blumenthal’s and Gilboa’s continued employment with us through the applicable vesting date. The size of the award was determined after consideration of similar equity awards to founders of privately held and publicly traded companies that are serving in executive positions and was intended to replace annual grants that would otherwise be made to Messrs. Blumenthal and Gilboa over the next several years following the direct listing (although the Compensation Committee retained the right to reassess future awards in its discretion).
Each award of the PSUs is divided into eight substantially equal tranches, with each tranche vesting on the date the 90-day trailing volume weighted average trading price of our Class A common stock exceeds the stock price hurdle, as set forth for each award in the table below.
Tranche	Number of PSUs Under Each Award	Stock Price Hurdle
1	274,856	$47.75
2	274,855	$55.71
3	274,856	$63.67
4	274,855	$71.63
5	274,856	$79.59
6	274,855	$87.55
7	274,856	$95.50
8	274,855	$103.46
Shares underlying vested RSUs and PSUs will be issued to Messrs. Blumenthal and Gilboa on a specified quarterly date following the second anniversary of the vesting date, except for an amount necessary to cover any taxes due in connection with the vesting, which will be withheld or sold to cover, or issued to offset, such taxes, at the Company’s discretion. Any RSUs or PSUs subject to the award that have not vested by the 10th anniversary of the grant date will be forfeited.

The number of RSUs and PSUs and each stock price hurdle for the PSUs will be equitably adjusted to reflect any stock splits, stock dividends or other restructurings impacting our Common Stock.
In the event of Messrs. Blumenthal’s or Gilboa’s termination of employment affected by us without “cause,” by him for “good reason” or due to his death or disability, (i) all unvested RSUs will accelerate and vest in full and (ii) all unvested PSUs will remain outstanding and eligible to vest until the earlier of 18 months following the date of termination and the end of the 10-year term of the PSUs. In the event of Messrs. Blumenthal’s or Gilboa’s termination of employment affected by us for cause or due to his voluntary resignation, all unvested RSUs and PSUs will be forfeited, and in the case of a termination for cause, any vested RSUs or PSUs may be clawed back to the extent required by our Clawback Policy.
In addition, in the event of a change in control, achievement of stock price hurdles for purposes of the PSUs will be measured based on the price per share to be received by stockholders in connection with such change in control, and any tranches for which the stock price hurdle has been met as well as 25% of the then-remaining PSUs will vest and be settled. In the event of Messrs. Blumenthal’s or Gilboa’s termination of employment without cause or resignation for good reason within 18 months following the change in control, all unvested RSUs will accelerate and vest in full.
2024 Annual RSU Grant
In February 2024, we granted Mr. Miller an award of 168,870 RSUs that vest in substantially equal monthly installments over four years, subject to Mr. Miller’s continued service to us. The size of Mr. Miller’s RSU award was determined based on benchmarking undertaken by Semler Brossy referencing the value of grants made to similarly situated executives in our peer group companies, as well as the recommendation of our Co-CEOs based on their evaluation of Mr. Miller’s performance.
Other Elements of Compensation
Welfare Benefits and Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other part-time and full-time employees. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to 4% of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan and making fully vested matching contributions adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
All of our full-time employees, including our NEOs, are eligible to participate in our welfare plans, including medical, dental, and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
We do not maintain any defined benefit pension plans or deferred compensation plans for our NEOs, though we generally defer issuance of shares following the vesting of RSUs granted to our NEOs as described below in the Non-Qualified Deferred Compensation Table.
Donor Advised Funds
In February 2024, upon the recommendation of the Compensation Committee, the Board approved the issuance of 48,486 shares of Class A common stock to DAFs established and directed by Messrs. Blumenthal and Gilboa, with each DAF receiving 24,243 shares of Class A common stock (the “DAF Grants”). The DAFs are organized exclusively for charitable purposes under Section 501(c)(3) of the Code, and neither Mr. Blumenthal nor Mr. Gilboa has a pecuniary interest in the DAFs. While neither Mr. Blumenthal nor Mr. Gilboa requested the DAF Grants, the Compensation Committee recommended, and the Board approved, the DAF Grants in order to provide additional incentive to the Co-CEOs in their efforts to lead the Company. The grant date fair value of the DAF Grants is included under “Stock Awards” for Messrs. Blumenthal and Gilboa, although neither Co-CEO actually personally received, nor ever had an opportunity to receive, the grants or has a pecuniary interest in the DAFs.
Perquisites and Other Employee Benefits
We currently do not provide any of our NEOs perquisites beyond those provided to our employees generally. Our Compensation Committee may from time to time approve perquisites for our NEOs when our Compensation Committee determines that such perquisites are necessary or advisable to fairly compensate or incentivize them. We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.
Employment Agreements
Messrs. Blumenthal and Gilboa have not entered into employment agreements or offer letters with us. In 2011, we entered into an offer letter with Mr. Miller. The offer letter sets forth the title, base salary, target bonus opportunity, and initial equity award for Mr. Miller and summarizes the other terms and conditions applicable to Mr. Miller’s employment with the company.
Under Mr. Miller’s offer letter, in the event we terminate Mr. Miller’s employment for other than cause or Mr. Miller resigns for good reason, each as defined below, then subject to Mr. Miller returning all company property in his possession and providing a general release in our favor, he is entitled to continued payment of his base salary for a period of six months and a lump sum payment in an amount equal to six months’ of the Company’s contribution under our health insurance plans in which Mr. Miller participates on the date of termination.
For the purposes of Mr. Miller’s offer letter, “cause” means (a) his unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes material harm to us, (b) his material breach of any agreement between Mr. Miller and us that continues for a period of 30 days after receiving written notification of such breach from our Board of Directors, (c) his material failure to comply with our written policies or rules that continues for a period of 30 days after receiving written notification of such failure from our Board of Directors, (d) his conviction of, or his plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, (e) his gross negligence or willful misconduct that continues for a period of 30 days after receiving written notification of such negligence or misconduct from our Board of Directors, (f) his failure to perform assigned duties that continues for a period of 30 days after receiving written notification of the failure from our Board of Directors, or (g) his failure to cooperate in good faith with a governmental or internal investigation of the company or its directors, officers or employees, if we have requested Mr. Miller’s cooperation.
For the purposes of Mr. Miller’s offer letter, he will have “good reason” to resign if he resigns within twelve months after (a) a reduction in his base salary by more than 10% (other than an across-the-board reduction applicable to all of our senior management team that does not disproportionately affect Mr. Miller), (b) a material diminution of his authority, duties or responsibilities, or (c) a relocation of his principal workplace to a location that is outside of the New York City metropolitan area. Notwithstanding the foregoing, Mr. Miller will not have good reason to resign unless he provides written notice to us within 90 days after the initial occurrence of the condition giving rise to good reason and we fail to cure the condition within 30 days after receiving Mr. Miller’s written notice.
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code limits the amount we may deduct from our federal income taxes for compensation paid to our NEOs and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the Code to $1 million per individual per year. In approving the amount and form of compensation for our NEOs in the future, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain or motivate executive talent.

Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to an NEO would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables and related narratives. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
The preceding report has been furnished by the following members of the Compensation Committee:
Joel Cutler (Chair)
Youngme Moon
Bradley Singer

EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs for the fiscal years 2024, 2023, and 2022.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Neil Blumenthal Co-CEO and Director	2024	555,000	907,351	—	13,800	1,476,151
	2023	525,000	—	368,944	13,200	907,144
	2022	500,000	—	187,500	12,200	699,700
Dave Gilboa Co-CEO and Director	2024	555,000	907,351	—	13,800	1,476,151
	2023	525,000	—	368,944	13,200	907,144
	2022	500,000	—	187,500	12,200	699,700
Steven Miller CFO	2024	500,000	2,713,115	—	13,800	3,226,915
	2023	472,500	2,035,935	265,640	13,200	2,787,275
	2022	450,000	—	135,000	12,200	597,200

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, in accordance with SEC rules, these amounts for 2024 reflect the aggregate of (i) the grant date fair value, as calculated in accordance with ASC Topic 718, of 168,870 RSUs granted to Mr. Miller in February 2024, (ii) the grant date fair value of the DAF Grants for Messrs. Blumenthal and Gilboa, (iii) $2,602, $2,602 and $1,867 for Messrs. Blumenthal, Gilboa and Miller, respectively, which represents the excess of the grant-date fair value of RSUs received in March 2024 over the amount of cash bonus earned in 2023 and foregone in exchange for such RSUs, and (iv) the grant date fair value, as calculated in accordance with ASC Topic 718, of 23,250, 23,250, and 15,128 RSUs granted to Messrs. Blumenthal, Gilboa and Miller, respectively, in March 2025 pursuant to our 2024 Annual Bonus Program. See the section titled “2024 Annual Bonus Program” above for further information. See also Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, for the assumptions used in calculating these values.

(2)
Amounts reported for 2024 constitute matching contributions made under the Company’s 401(k) plan.

Grants of Plan-Based Awards in Fiscal 2024
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2024 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2024.
Name	Date of Board Action to Grant the Award	Grant Date	Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Options Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)
Neil Blumenthal	—	—	74,925	499,500	1,198,800	—	—
	2/22/2024	2/22/2024	—	—	—	24,243(2)	342,796
	3/1/2024	3/4/2024		—	—	202(3)	2,602
Dave Gilboa	—	—	74,925	499,500	1,198,800	—	—
	2/22/2024	2/22/2024		—	—	24,243(2)	342,796
	3/1/2024	3/4/2024		—	—	202(3)	2,602
Steve Miller	—	—	48,750	325,000	780,000	—	—
	10/26/2023	2/9/2024		—	—	168,870(4)	2,345,604
	3/1/2024	3/4/2024		—	—	145(3)	1,867

(1)
Amounts reflect the threshold, target, and maximum payouts under our 2024 Annual Bonus Program, with the threshold assuming achievement of only Adjusted EBITDA at the threshold level and the maximum assuming achievement of both performance goals at maximum with a 20% stakeholder modifier adjustment upwards. Amounts earned by each NEO are to be paid in the form of fully vested RSUs by dividing the earned bonus amount by the closing trading price of our Class A common stock on the grant date, rounded up to the nearest whole RSU. The actual amounts awarded to our NEOs in March 2025 are set forth in the Summary Compensation Table above. Additional information regarding our 2024 Annual Bonus Program is set forth in “Compensation Discussion and Analysis—Elements of the Company’s Executive Compensation Program—2024 Annual Bonus Program.”

(2)
Consists of the DAF Grants, although neither Mr. Blumenthal nor Mr. Gilboa has a pecuniary interest therein.

(3)
Consists of the number of fully vested RSUs, rounded up to the nearest whole share, granted under our 2023 Annual Bonus Program, equal to the excess of the grant-date fair value of RSUs received in March 2024 over the amount of cash bonus earned in 2023 and foregone in exchange for such RSUs. The total number of RSUs granted in March 2024 was determined by dividing the earned bonus amount by the volume weighted average trading price of our Class A common stock on the trading day prior to the grant date.

(4)
Constitutes an RSU award that vests in substantially equal monthly installments over four years from the grant date, subject to continued service by the named individual.

(5)
Amounts reflect the full grant-date fair value of RSU awards computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for the assumptions used in calculating these values.

Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.
			Option Awards					Stock Awards
Name(1)	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Neil Blumenthal	2/22/2017	2/22/2017	710,759			3.83	2/21/2027
	1/28/2021(3)	1/1/2021				18.35		5,731	33,584
	1/28/2021(4)	1/1/2021						1,444	34,959
	6/15/2021(5)	7/1/2021								2,198,844	53,234,013
	6/15/2021(6)	7/1/2021						298,416	7,224,651
Dave Gilboa	2/22/2017	2/22/2017	710,759			3.83	2/21/2027
	1/28/2021(3)	1/1/2021				18.35		5,731	33,584
	1/28/2021(4)	1/1/2021						1,444	34,959
	6/15/2021(5)	7/1/2021								2,198,844	53,234,013
	6/15/2021(6)	7/1/2021						298,416	7,224,651
Steve Miller	1/28/2021(7)	1/1/2021	85,508		2,444	17.90	1/27/2031
	1/28/2021(4)	1/1/2021						661	16,003
	6/15/2021(4)	7/1/2021						11,891	287,881
	1/3/2023(4)	1/1/2023						73,998	1,791,492
	2/9/2024(4)	1/1/2024						130,171	3,151,440

(1)
Option awards and stock awards held by Messrs. Blumenthal and Gilboa cover shares of our Class B common stock and option awards and stock awards held by Mr. Miller cover shares of our Class A common stock.

(2)
Amounts are calculated by multiplying the number of units or shares shown in the table by $24.21 per unit or share, the closing trading price per share of our Class A common stock on December 31, 2024. For shares acquired upon exercise of stock options prior to vesting, the applicable repurchase price is subtracted.

(3)
Represents restricted stock acquired on the exercise of options that are subject to a right of repurchase that lapses based on the option’s vesting schedule in 48 substantially equal monthly installments from the vesting commencement date, subject to the NEO continuing to provide service to the Company through each vest date.

(4)
Represents RSUs that vest in 48 substantially equal monthly installments from the vesting commencement date, subject to the NEO continuing to provide service to the Company through each vest date.

(5)
Represents PSUs that vest upon the achievement of stock price goals as described above under the heading “Multi-Year Founders’ Grants”.

(6)
Represents RSUs that vest in 60 substantially equal monthly installments from the vesting commencement date and the settlement of such awards will occur two years following each tranche’s vest date.

(7)
Represents options that vest in 48 substantially equal monthly installments from the vesting commencement date, subject to the NEO continuing to provide service to the Company through each vest date.

Option Exercises and Stock Vested in Fiscal 2024
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Neil Blumenthal	—	—	236,115(3)	3,582,093
David Gilboa	—	—	236,115(3)	3,582,093
Steve Miller	169,534	613,984	124,104(4)	1,876,039

(1)
Reflects the difference between the market value of our Class A common stock on the date of exercise and the exercise price of the stock options exercised.

(2)
Reflects the product of the number of shares of Common Stock vested multiplied by the closing price of our Class A common stock on the vesting date.

(3)
For each of Messrs. Blumenthal and Gilboa, includes (i) 1,444 RSUs that were earned and vested in 2024 but were not released until March 2025 in accordance with the Company’s ordinary release schedule; and (ii) 178,560 RSUs comprising a portion of the multi-year founders’ awards, which were earned and vested in 2024 but will not be released for two years following the applicable vesting date (outside of 9,912 shares sold to cover taxes for each individual); but excludes the DAF Grants because neither Mr. Blumenthal nor Mr. Gilboa has a pecuniary interest therein.

(4)
For Mr. Miller, includes 8,836 RSUs that were earned and vested in 2024 but not released until March 2025 in accordance with the Company’s ordinary release schedule.

Non-Qualified Deferred Compensation Table
The following table provides information concerning (i) certain RSUs that were earned and vested in 2024 but were not released until March 2025, in accordance with the Company’s ordinary release schedule; and (ii) the portion of the Co-CEOs’ multi-year founders’ awards that were earned and vested in 2024 but are subject to deferral until two years following the applicable vesting date under the applicable RSU award agreement. The RSUs that were granted in 2023 were previously reported as compensation for 2023 based on their fair value as of the grant date in the Summary Compensation Table and have also been reported in the Option Exercises and Stock Vested Tables in 2024 based on their fair value as of the vesting date. We do not maintain any other deferred compensation arrangements.
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Neil Blumenthal	—	2,799,633	3,731,536	(2,927,152)	8,680,834
Dave Gilboa	—	2,799,633	3,731,536	(2,927,152)	8,680,834
Steve Miller	—	199,163	3,234	(75,349)	213,920

(1)
Amount is also captured in the “Value Realized on Vesting” reflected in the 2024 Option Exercises and Stock Vested table above. For each of Messrs. Blumenthal and Gilboa, this represents the value of (i) the Class B common stock underlying the 1,444 RSUs that were earned and vested in 2024 but were not released until March 2025 in accordance with the Company’s ordinary release schedule; and (ii) the Class B common stock underlying the 188,472 RSUs that vested on the first day of each month during 2024 comprising a portion of the multi-year founders’ awards, but will not be released for two years following the applicable vesting date

(outside of 9,912 shares sold to cover taxes), resulting in 178,560 shares actually deferred for each individual. For Mr. Miller, this represents the value of 8,836 shares of Class A common stock underlying RSUs that were earned and vested in 2024 but not released until March 2025 in accordance with the Company’s ordinary release schedule.
(2)
Represents the change in value of shares of our Class A or Class B common stock subject to the vested RSUs based on the change in the closing per share price from the later of (1) the vesting date or (2) December 31, 2023, to the earlier of the (a) the applicable release date or (b) December 31, 2024.

(3)
For each of Messrs. Blumenthal and Gilboa, includes the value of (i) 47,662 shares of our Class B common stock that were released on March 6, 2024 in settlement of RSUs, of which 44,703 vested in 2022 and 2,959 of which vested in 2023, (ii) 44,703 shares of our Class B common stock that were released on June 7, 2024 in settlement of RSUs that vested during 2022, (iii) 44,703 shares of our Class B common stock that were released on September 6, 2024 in settlement of RSUs that vested during 2022, and (iv) 44,703 shares of our Class B common stock that were released on December 3, 2024 in settlement of RSUs that vested during 2022, based on the closing price per share of Class A common stock on the applicable release dates. For Mr. Miller, this includes the value of 6,161 shares of our Class A common stock that were released on March 6, 2024 in settlement of RSUs that vested during 2023, based on the closing price per share of Class A common stock on the release date.

(4)
Represents the aggregate value of the vested RSUs based on $24.21, the closing per share price of our Class A common stock on December 31, 2024.

Potential Payments Upon Termination or Change in Control
Our NEOs are eligible for certain payments and benefits in the event of a change in control or their termination of employment under specified circumstances. These payments and benefits are described in further detail below. The following table and the narrative that follows provide information concerning the estimated payments and benefits that could be provided in the termination circumstances described below, assuming that the relevant termination or change in control took place on December 31, 2024.
As described above under “Equity Compensation—Multi-Year Founders’ Grants”, the RSUs and PSUs granted on June 15, 2021 to Messrs. Blumenthal and Gilboa provide that in the event of Messrs. Blumenthal’s or Gilboa’s termination of employment affected by us without “cause,” by him for “good reason” or due to his death or disability, (i) all unvested RSUs will accelerate and vest in full and (ii) all unvested PSUs will remain outstanding and eligible to vest until the earlier of 18 months following the date of termination and the end of the 10-year term of the PSUs. In addition, in the event of a change in control, achievement of stock price hurdles for purposes of the PSUs will be measured based on the price per share to be received by stockholders in connection with such change in control, and any tranches for which the stock price hurdle has been met as well as 25% of the then-remaining PSUs will vest and be settled. In the event of Messrs. Blumenthal’s or Gilboa’s termination of employment without cause or resignation for good reason within 18 months following the change in control, all unvested RSUs will accelerate and vest in full. Messrs. Blumenthal and Gilboa are not entitled to any other severance or accelerated vesting. The following table quantifies the value of the accelerated vesting upon these terminations of employment and upon a change in control, in each case, assuming the triggering event occurred on December 31, 2024, using the $24.21 closing trading price of our Class A common stock on December 31, 2024, the last trading day in 2024. The values are identical for each of Messrs. Blumenthal and Gilboa.
Termination Without Cause or for Good Reason / Cause (no Change in Control) or Due to Death or Disability ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
7,224,651	13,308,503	20,533,155
As described above under “Employment Agreements”, we have entered into an offer letter with Mr. Miller that provides certain severance benefits. In the event we terminate Mr. Miller’s employment other than for cause or Mr. Miller resigns for good reason, then subject to Mr. Miller returning all Company property in his possession and providing a general release in our favor, he is entitled to continued payment of his base salary for a period of six months and a lump sum payment in an amount equal to six months of the Company’s contribution under our health insurance plans in which Mr. Miller participates on the date of termination. The following table quantifies these severance benefits, assuming that a termination without cause or resignation for good reason took place on December 31, 2024.
Base Salary Continuation ($)	Company Health Plan Contribution ($)	Total ($)
250,000	2,817	252,817

CEO PAY RATIO
As required under Item 402(u) of Regulation S-K of the Securities Exchange Act of 1934, we are required to disclose the ratio of our 2024 Co-Chief Executive Officers’ annual total compensation to the median annual total compensation of our other employees.
Accordingly, we determined that the 2024 annual total compensation of the employee identified as our median paid employee, other than our 2024 Co-Chief Executive Officers, Messrs. Blumenthal and Gilboa, was $44,796. The following table shows the 2024 total annual compensation for each of Messrs. Blumenthal and Gilboa, as reported in the Summary Compensation Table and the ratios of the annual total compensation for our 2024 Co-Chief Executive Officers to the median of the annual total compensation of our other employees.
Co-Chief Executive Officer	Total Compensation for each Co-Chief Executive Officer as reported in the Summary Compensation Table ($)	Total Compensation for Median Paid Employee ($)	Ratio
Neil Blumenthal	1,476,151	44,796	33:1
Dave Gilboa	1,476,151	44,796	33:1
Methodology
To select our median employee for 2023, the first year that we reported on the aforementioned ratio, we used December 31, 2023, as the date for establishing the employee population used in identifying the median employee and used calendar year 2023 as the measurement period. During calendar year 2023, our total employee population consisted of 3,439 employees in the United Stated (excluding our Co-Chief Executive Officers) and 50 employees in Canada. In determining our median employee, we excluded all employees from Canada which accounted for less than 5% of our total employee population. We identified the median employee by aggregating, for each employee as of December 31, 2023: (1) annualized base salary and (2) the grant date fair value for equity awards granted in 2023. Equity awards were prorated for new employees hired in 2023 to reflect the value of equity awards actually granted.
For 2024, there have not been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. However, there was a change in the circumstances of the median employee selected for 2023 that significantly affected such median employee’s compensation. As a result, under the applicable rules, we have selected an alternative median employee for 2024 using the same criteria as described above. The alternative median employee has similar characteristics to the 2023 median employee. After identifying the alternative median employee, we calculated the annual total compensation for such employee using the same methodology we used to calculate the amount reported for our Co-Chief Executive Officers in the “Total” column of the Summary Compensation Table included in this proxy statement.

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our co-principal executive officers (“Co-PEOs”) and non-PEO NEO and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for Neil Blumenthal(1) ($)	Compensation Actually Paid to Neil Blumenthal(1)(2)(3) ($)	Summary Compensation Table Total for Dave Gilboa(1) ($)	Compensation Actually Paid to Dave Gilboa(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEO(1) ($)	Average Compensation Actually Paid to Non-PEO NEO(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based On(4):		Net Income (in $000s)	Adjusted EBITDA(5) (in $000s)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2024	1,476,151	22,425,766	1,476,151	22,425,766	3,226,915	4,660,157	44	94	(20,390)	73,111
2023	907,144	2,895,154	907,144	2,895,154	2,787,275	2,652,151	26	96	(63,199)	52,352
2022	699,700	(98,065,752)	699,700	(98,065,752)	597,200	(8,681,556)	25	84	(110,393)	27,202
2021	103,599,384	136,895,038	103,599,384	136,919,117	5,885,098	18,392,384	85	111	(144,271)	24,861

(1)
Messrs. Blumenthal and Gilboa were our Co-PEOs for each of the years presented. Mr. Miller was our only non-PEO NEO for each of the years presented.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid for 2024 reflects the exclusions and inclusions of certain amounts for the Co-PEOs and the Non-PEO NEO as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

Name	Value of Equity Awards Disclosed in the Summary Compensation Table ($)	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)(a)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)(a)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)(a)(b)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)(a)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)(a)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included ($)	Total— Equity Award Adjustments ($)
Neil Blumenthal	(907,351)	—	21,592,788	2,602	261,576	—	—	20,949,616
Dave Gilboa	(907,351)	—	21,592,788	2,602	261,576	—	—	20,949,616
Steve Miller	(2,713,115)	3,151,440	336,761	609,441	48,716	—	—	1,433,242

(a)
Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns is calculated in accordance with ASC Topic 718 and was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for Messrs. Blumenthal’s and Gilboa’s multi-year founders’ grants, using a Monte Carlo simulation model as of the applicable year-end date(s), which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s). For all awards, fair value is determined based on the same methodology as used to determine grant-date fair value. For additional information on the assumptions used to calculate the valuation of the awards, see the Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and prior fiscal years.

(b)
In respect of the grant of fully vested RSUs to each NEO under our 2023 Annual Bonus Program, amounts only include the excess of the grant-date fair value of RSUs received in March 2024 over the amount of cash bonus earned in 2023 and foregone in exchange for such RSUs. The amounts of cash bonus earned and foregone by each NEO was included in the Summary Compensation Table in our 2024 Proxy Statement.

(4)
The Peer Group TSR set forth in this table utilizes S&P Apparel, Accessories & Luxury Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting September 29, 2021, the date of the Company’s direct listing, through the end of the listed year in each of the Company and in the S&P Apparel, Accessories & Luxury Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our Co-PEOs and Non-PEO NEO in 2024. We may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBITDA is defined in Appendix A.

Description of Relationship Between Co-PEOs and Other NEO Compensation Actually Paid and Company TSR.
The following chart sets forth the relationship between Compensation Actually Paid to our Co-PEOs, the Compensation Actually Paid to our other NEO, and the Company’s cumulative TSR since the Company’s direct listing on September 29, 2021.

Compensation Actually Paid versus Total Shareholder Return
Neil Blumenthal
Dave Gilboa
Steve Miller
Total Shareholder Return
Compensation Actually Paid ($ millions)
Total Shareholder Return
$150
$100
$50
$0
($50)
($100)
($150)
9/29/2021
FY 2021
FY 2022
FY 2023
FY 2024

Description of Relationship Between Co-PEOs and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our Co-PEOs, the Compensation Actually Paid to our other NEO, and our Net Income during the three most recently completed fiscal years.

Compensation Actually Paid versus Net Income
Neil Blumenthal
Dave Gilboa
Steve Miller
Net Income
Compensation Actually Paid ($ millions)
Net Income ($ millions)
$150
$100
$50
$0
($50)
($100)
($150)
FY 2021
FY 2022
FY 2023
FY 2024

Description of Relationship Between Co-PEOs and Other NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our Co-PEOs, the Compensation Actually Paid to our other NEO, and our Adjusted EBITDA during the three most recently completed fiscal years.

Compensation Actually Paid versus Adjusted EBITDA
Neil Blumenthal
Dave Gilboa
Steve Miller
Adjusted EBITDA
$150
$100
$50
$0
($50)
($100)
($150)
Compensation Actually Paid ($ millions)
Adjusted EBITDA
FY 2021
FY 2022
FY 2023
FY 2024

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR since September 29, 2021, the date of our direct listing, to that of the S&P Apparel, Accessories & Luxury Index over the same period.

Comparison of Cumulative Total Stockholder Return
WRBY
S&P Apparel, Accessories & Luxury Goods Index
$125
$100
$75
$50
$25
$0
9/29/2021
12/31/2021
3/31/2022
6/30/2022
9/30/2022
12/30/2022
3/31/2023
6/30/2023
9/30/2023
12/31/2023
3/31/2024
6/30/2024
9/30/2024
12/31/2024

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our Co-PEOs and other NEO for 2024 to Company performance. The measures in this table are not ranked.
Adjusted EBITDA Net Revenue Stock Price

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Non-employee director compensation is set in accordance with our Director Compensation Program, under which our non-employee directors receive cash compensation as follows:
●
Each non-employee director receives an annual cash retainer in the amount of $75,000 per year.

●
Any lead non-employee director receives an additional cash retainer in the amount of $15,000 per year.

●
The chair of the Audit Committee receives an additional annual cash retainer in the amount of $20,000 per year for such chair’s service on the Audit Committee.

●
The chair of the Compensation Committee receives an additional annual cash retainer in the amount of $15,000 per year for such chair’s service on the Compensation Committee.

●
The chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer in the amount of $10,000 per year for such chair’s service on the Nominating and Corporate Governance Committee.

Under the Director Compensation Program, each non-employee director who continues to serve as a non-employee director following an annual stockholders meeting will automatically be granted fully vested RSUs covering a number of shares of our Class A common stock calculated by dividing (a) $225,000 by (b) the average closing trading price of our Class A common stock over the 30-day period ending the day prior to the date of such annual meeting. Newly appointed non-employee directors are automatically granted a pro-rated fully vested RSU award based on the anticipated date of our next annual stockholders meeting. Any equity awards held by our non-employee directors that are unvested automatically accelerate in the event of a change in control.
Our non-employee directors may elect to convert all or a portion of their annual retainers into awards of RSUs covering a number of shares of Class A common stock calculated by dividing the amount of the annual retainer that would have otherwise been paid to such non-employee director on the applicable grant date by the average closing trading price of a share of Class A common stock over the 30-day period ending the day prior to the grant date. In addition, our non-employee directors may defer the issuance of the shares underlying their RSUs until the earliest of a fixed date properly elected by the non-employee director, his or her termination of service or a change in control, in each case, in compliance with the requirements of Section 409A of the Code.
Donation Matching Program
Our non-employee directors may participate in our Board of Directors Donation Matching Program. Under this program, we will match contributions to eligible non-profit organizations, up to a maximum of $2,500 per non-employee director per calendar year.
The following table sets forth information concerning the compensation received by our non-employee directors for the fiscal year ended December 31, 2024. Messrs. Blumenthal and Gilboa, our co-CEOs, do not receive any additional compensation for their services on our Board of Directors.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Teresa Briggs	95,000	246,008	2,500	343,508
Joel Cutler	—	—		—
Andrew Hunt	75,000	253,010		328,010
Youngme Moon	75,000	246,008		321,008
Jeffrey Raider	75,000	246,008		321,008
Bradley Singer(4)	63,288	187,193		250,481
Gabrielle Sulzberger(5)	85,000	246,008		331,008
Ronald Williams	93,959	253,449		347,408

(1)
Amounts reflect the cash retainers earned by the directors for their service during 2024 pursuant to our Non-Employee Director Compensation Policy. Mr. Williams was appointed as our Lead Director in August 2024, and as Chair of our Nominating Committee in October 2024, and amounts earned by him in respect of those two positions were prorated in accordance with our Non-Employee Director Compensation Policy. In addition, each of Messrs. Hunt, Singer, and Williams elected to receive RSUs in lieu of 100% of their cash compensation under our Non-Employee Director Compensation Policy for 2024. Amounts for such directors reflect the cash fees forgone at the election of the directors to receive RSU awards, which (i) for Mr. Hunt, includes 4,931 RSUs granted in June 2024, (ii) for Mr. Singer, includes 3,948 RSUs granted in August 2024, and (iii) for Mr. Williams, includes 4,931 RSUs granted in June 2024, 790 RSUs granted in August 2024, and 415 RSUs granted in October 2024. Such amounts were determined by dividing the applicable amount of the cash fees by the average closing trading price of a share of Class A common stock over the 30-day period ending the day prior to the grant date. In addition, Mr. Williams elected to defer the RSUs granted in lieu of his cash compensation. Pursuant to Mr. Cutler’s arrangement with General Catalyst and its affiliated entities, Mr. Cutler does not receive compensation for service on our Board of Directors.

(2)
Amounts reflect the grant-date fair value of 14,793 fully vested RSUs awarded to each of Messrs. Hunt, Raider, Williams, and Mses. Briggs, Moon, and Sulzberger in June 2024, and 11,845 fully vested RSUs awarded to Mr. Singer in August 2024. For Messrs. Hunt and Williams, the amount also includes the excess of the grant-date fair value of RSU awards received over the amount of cash retainer forgone in exchange for such RSUs granted during 2024, as described in footnote (1), computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the non-employee director. See Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, for the assumptions used in calculating these values. Mr. Williams and Ms. Sulzberger elected to defer their annual RSUs, and Ms. Sulzberger’s deferred RSUs were settled in October 2024 upon her resignation from our Board of Directors. None of our non-employee directors held stock options or unvested stock awards as of December 31, 2024.

(3)
Amounts reflect the Company’s charitable matching contribution made under our Donation Matching Program.

(4)
Bradley Singer joined our Board of Directors on August 1, 2024.

(5)
Gabrielle Sulzberger resigned from our Board of Directors effective October 18, 2024.

EQUITY INCENTIVE ARRANGEMENTS
Existing Equity Plans
We currently maintain the Warby Parker Inc. 2021 Incentive Award Plan (the “2021 Plan”). Following the effectiveness of the 2021 Plan, no further grants will be made under prior equity plans, although awards remain outstanding thereunder.
In addition, we also maintain the Warby Parker Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).
As of December 31, 2024, the following securities were authorized for issuance under our equity compensation plans:
Plan category:	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, or Release of Outstanding Restricted Stock Units and Performance Stock Units	(b) Weighted- Average Exercise Price of Outstanding Options(1)	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(2)			30,131,013(3)
Class A common stock	2,565,248	$15.03
Class B common stock	7,147,516	$3.95
Equity compensation plans not approved by security holders	—	—	—
Total	9,712,764	$5.67	30,131,013

(1)
Represents the weighted-average exercise price of outstanding options. Because RSUs and PSUs do not have an exercise price, the weighted-average exercise price does not take into account outstanding RSUs or PSUs.

(2)
Consists of the Warby Parker Inc. Amended and Restated 2011 Stock Plan (the “2011 Plan”), the Warby Parker Inc. 2012 Milestone Stock Plan (the “2012 Plan”), the 2019 Plan, the 2021 Plan and the ESPP. Following the adoption of our 2021 Plan in connection with our direct listing, no further grants were permitted to be made under the 2011 Plan, the 2012 Plan or the 2019 Plan, though existing awards remain outstanding and continue to vest in accordance with their terms, as further detailed in the Outstanding Equity Awards at Fiscal Year End Table and the related footnotes below.

(3)
The number of shares authorized under our 2021 Plan will increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) 5% of the shares of Class A common stock and Class B common stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our Board of Directors, which may be issued as shares of Class A common stock. The number of shares authorized under our ESPP will increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (A) 1% of the shares of Class A common stock and Class B common stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our Board of Directors, which may be issued as shares of Class A common stock. Up to a maximum of 286,322 shares may be purchased in the various current offering periods under the ESPP, based on enrollment as of December 31, 2024, which are not captured in column (a).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock for:
●
each person known by us to beneficially own more than 5% of our Common Stock;

●
each of our directors;

●
each of our NEOs; and

●
all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 14, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Applicable percentage ownership is based on 104,502,616 shares of Class A common stock and 16,903,698 shares of Class B common stock outstanding as of April 14, 2025. “Percentage of Total Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 14, 2025. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share. Unless otherwise indicated, the address of all listed stockholders is 233 Spring Street, 6th Floor East, New York, New York 10013.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Class A Common Stock		Class B Common Stock		Percentage of Total Voting Power
Name and Address of Beneficial Owner	Shares	%	Shares	%
5% or Greater Stockholders
The Vanguard Group(1)	10,139,563	9.7	—	—	3.7
Durable Capital Partners LP(2)	8,177,028	7.8	—	—	3.0
FMR LLC(3)	6,668,586	6.4	—	—	2.4
Blackrock Inc.(4)	6,601,034	6.3	—	—	2.4
D1 Capital Partners L.P. and affiliates(5)	5,289,014	5.1	—	—	1.9
Named Executive Officers and Directors
Neil Blumenthal(6)	433,777	*	6,826,882	38.7	24.4
David Gilboa(7)	33,905	*	7,809,083	44.2	27.8
Steven Miller(8)	322,854	*	—	—	*
Andrew Hunt	1,913,205	1.8	—	—	*
Jeffrey Raider(9)	4,186,697	4.0	—	—	1.5
Teresa Briggs(10)	54,828	*	—	—	*
Joel Cutler(11)	245,072	*	—	—	*
Youngme Moon	86,942	*	—	—	*
Bradley Singer(12)	140,793	*	—	—	*
Ronald A. Williams(13)	92,434	*	—	—	*
All directors and executive officers as a group (10 individuals)(14)	7,510,507	7.2	14,635,965	79.5	53.3

*
Less than one percent.

(1)
Based solely on a Schedule 13G/A filed with the SEC on September 10, 2024. The Vanguard Group reports shared voting power over 158,582 shares of Class A common stock, sole dispositive power over 9,901,971 shares of Class A common stock, and shared dispositive power over 237,592 shares of Class A common stock. The address of the Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(2)
Based solely on a Schedule 13G/A filed with the SEC on November 14, 2024. Consists of shares of Class A common stock over which Durable Capital Partners LP (“Durable LP”), as the investment adviser to Durable Capital Master Fund LP, exercises sole voting and dispositive power. Durable Capital Partners GP LLC (“Durable GP”) is the general partner of the Durable LP, and Henry Ellenbogen is the chief investment officer of the Durable LP and the managing member of Durable GP. The address of Durable LP is 4747 Bethesda Avenue, Suite 1002, Bethesda, Maryland 20814.

(3)
Based solely on a Schedule 13G/A filed with the SEC on November 12, 2024. FMR LLC reports sole voting power over 6,440,917 shares of Class A common stock and sole dispositive power over 6,668,586 shares of Class A common stock. Abigail P. Johnson is a director, chairman and chief executive officer of FMR LLC and has sole dispositive power over 6,668,586 shares of Class A common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
Based solely on a Schedule 13G/A filed with the SEC on April 17, 2025. BlackRock, Inc. reports sole voting power over 6,492,140 shares of Class A common stock and sole dispositive power over 6,601,034 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2025. Consists of (i) 5,261,814 shares of Class A common stock over which D1 Capital Partners L.P. (the “Investment Manager”) and Daniel Sundheim exercise shared voting and dispositive power, and (ii) 27,200 shares of Class A common stock over which Daniel Sundheim exercises sole voting and dispositive power. The Investment Manager is a registered investment adviser and serves as the investment manager of private investment vehicles and accounts, including D1 Capital Partners Master LP (the “Investment Vehicle”), and may be deemed to beneficially own the shares of Class A common stock held by the Investment Vehicle and/or its subsidiary. Mr. Sundheim indirectly controls the Investment Manager and may be deemed to beneficially own the shares of Class A common stock held by the Investment Vehicle and/or its subsidiary. The address of the Investment Manager and Daniel Sundheim is 9 West 57th Street, 36th Floor, New York, New York 10019.

(6)
Consists of (i) 23,961 shares of Class A common stock, (ii) 400,000 shares of Class A common stock held by various family trusts over which Mr. Blumenthal may be deemed to have shared voting and dispositive power, (iii) 4,486,262 shares of Class B common stock, (iv) 1,585,221 shares of Class B common stock held by various family trusts over which Mr. Blumenthal may be deemed to have shared voting and dispositive power, (v) 9,816 shares of Class A common stock underlying RSUs that vest within 60 days of April 14, 2025, (vi) 44,640 shares of Class B common stock underlying RSUs that vest within 60 days of April 14, 2025, and (vii) 710,759 shares of Class B common stock underlying options that are exercisable within 60 days of April 14, 2025. Mr. Blumenthal has pledged 3,039,763 shares of Class B common stock beneficially owned by him pursuant to a line of credit note with customary default provisions as security in favor of JPMorgan Chase Bank, N.A. See “Certain Relationships and Related Party Transactions—Issuer Agreements.”

(7)
Consists of (i) 24,089 shares of Class A common stock, (ii) 5,396,914 shares of Class B common stock, (iii) 1,656,770 shares of Class B common stock held by a family trust over which Mr. Gilboa may be deemed to have shared voting and dispositive power, (iv) 9,816 shares of Class A common stock underlying RSUs that vest within 60 days of April 14, 2025, (v) 44,640 shares of Class B common stock underlying RSUs that vest within 60 days of April 14, 2025, and (vi) 710,759 shares of Class B common stock underlying options that are exercisable within 60 days of April 14, 2025. Mr. Gilboa has pledged 3,177,224 shares of Class B common stock beneficially owned by him pursuant to a line of credit note with customary default provisions as security in favor of JPMorgan Chase Bank, N.A. See “Certain Relationships and Related Party Transactions—Issuer Agreements.”

(8)
Consists of (i) 204,727 shares of our Class A common stock, (ii) 30,175 shares of Class A common stock underlying RSUs that vest within 60 days of April 14, 2025, and (iii) 87,952 shares of Class A common stock underlying options that are exercisable within 60 days of April 14, 2025.

(9)
Consists of (i) 496,465 shares of our Class A common stock and (ii) 3,690,232 shares of our Class A common stock held by various trusts over which Mr. Raider may be deemed to have shared voting and dispositive power.

(10)
Consists of (i) 38,859 shares of our Class A common stock and (ii) 15,969 shares of Class A common stock held by a trust over which Ms. Briggs may be deemed to have shared voting and dispositive power.

(11)
Consists of 245,072 shares of Class A common stock held by various family trusts of which Mr. Cutler and his spouse serve as trustees and, therefore, over which Mr. Cutler may be deemed to have voting and investment control.

(12)
Consists of (i) 15,793 shares of our Class A common stock and (ii) 125,000 shares of Class A common stock held by a trust over which Mr. Singer may be deemed to have shared voting and dispositive power.

(13)
Consists of 83,261 shares of our Class A common stock and (ii) 9,173 shares of Class A common stock held by a trust over which Mr. Williams may be deemed to have shared voting and dispositive power.

(14)
Consists of (i) 7,372,748 shares of Class A common stock held by all directors and executive officers of the Company as a group, (ii) 49,807 shares of Class A common stock underlying RSUs held by all directors and executive officers of the Company as a group and that vest within 60 days of April 14, 2025, (iii) 87,952 shares of Class A common stock underlying options held by all directors and executive officers of the Company as a group and that are exercisable within 60 days of April 14, 2025, (iv) 13,125,167 shares of Class B common stock held by all directors and executive officers of the Company as a group, (v) 89,280 shares of Class B common stock underlying RSUs held by all directors and executive officers of the Company as a group that vest within 60 days of April 14, 2025, and (vi) 1,421,518 shares of Class B common stock underlying options held by all directors and executive officers of the Company as a group and that are exercisable within 60 days of April 14, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections “Executive Compensation” and “Director Compensation,” the following are certain transactions, arrangements and relationships with our directors, executive officers, and stockholders owning 5% or more of our outstanding Common Stock.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, or the Investors’ Rights Agreement, with certain holders of our capital stock, including our Co-Founders and Co-CEOs, Neil Blumenthal and Dave Gilboa; our directors and Co-Founders, Jeffrey Raider and Andrew Hunt; entities affiliated with Tiger Global, a former holder of greater than 5% of our outstanding capital stock; entities affiliated with T. Rowe Price, a former holder of greater than 5% of our outstanding capital stock; entities affiliated with General Catalyst, a former holder of greater than 5% of our outstanding capital stock and affiliate of our director, Joel Cutler; Durable Capital Master Fund LP, a holder of greater than 5% of our outstanding capital stock; and D1 Master Holdco I LLC, a former holder of greater than 5% of our outstanding capital stock. The Investors’ Rights Agreement provides certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Director and Officer Indemnification Agreements and Insurance
Our Twelfth Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, and our Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under the DGCL. Our Twelfth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.
Warby Parker Impact Foundation Donation
In May 2024, we issued 178,572 shares of Class A common stock to the Warby Parker Impact Foundation, a Delaware exempt corporation. Our Board of Directors has also authorized up to an additional 535,716 shares of Class A common stock for issuance in installments over time and from time to time, in each case, subject to our Board of Directors’ discretion and approval, to the Warby Parker Impact Foundation or such other nonprofit entity designated by the Board of Directors. Three of our directors, Messrs. Blumenthal, Gilboa and Cutler, serve on the board of directors of the Warby Parker Impact Foundation.
Issuer Agreements
In March 2022, in connection with the pledge by Mr. Blumenthal, our Co-Founder, Co-CEO and Co-Chair of the Board of Directors, of 2,039,763 shares of Class B common stock pursuant to a line of credit note, the Company entered into an issuer agreement by and among the Company, Mr. Blumenthal and JPMorgan Chase Bank, National Association (“JPMorgan”), in which the Company, among other matters, provided for certain acknowledgements and agreements relating to the enforcement of the rights and remedies of JPMorgan under such line of note credit and related documents. In September 2022, in connection with a pledge of an additional 1,000,000 shares of Class B common stock pursuant to the same line of credit, the Company entered into another issuer agreement, by among the Company and JPMorgan affirming such acknowledgements and agreements.
In September 2022, in connection with the pledge by Mr. Gilboa, our Co-Founder, Co-CEO and Co-Chair of the Board of Directors, of 2,677,224 shares of Class B common stock pursuant to a line of credit note, the Company entered into an issuer agreement by and among the Company, Mr. Gilboa and JPMorgan, in which the Company, among other matters, provided for certain acknowledgements and agreements relating to the enforcement of the rights and remedies of JPMorgan under such line of note credit and related documents. In

September 2022, in connection with a pledge of an additional 500,000 shares of Class B common stock pursuant to the same line of credit, the Company entered into another issuer agreement, by and among the Company and JPMorgan affirming such acknowledgements and agreements.
Policies and Procedures for Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is inconsistent with the best interests of the Company and its stockholders, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person. All of the transactions described in this section occurred either prior to the adoption of this policy or were approved in accordance with this policy.
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 233 Spring Street, 6th Floor East, New York, NY 10023 in writing not later than December 29, 2025.
Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that written notice from the stockholder of record of their intent to present such proposal or nomination be delivered to, or mailed and received at, our principal executive offices not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than the close of business on February 10, 2026, and no later than the close of business on March 12, 2026. The notice must contain the information required by our Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2026, then our Secretary must receive such written notice not later than the 90th day prior to the 2026 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, email, and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

WARBY PARKER’S ANNUAL REPORT ON FORM 10-K
A copy of Warby Parker’s Annual Report on 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 14, 2025, without charge, upon written request addressed to:
Warby Parker Inc.
Attention: Secretary
233 Spring Street, 6th Floor East
New York, NY 10023
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2024 Form 10-K at www.proxyvote.com. You also may access our 2024 Form 10-K at investors.warbyparker.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
Chris Utecht
Senior Vice President, General Counsel and Secretary
New York, New York

APPENDIX A
KEY PERFORMANCE MEASURES
“Active Customer” is defined as a unique customer that has made at least one purchase of any product or service in the preceding 12-month period.
“Average Revenue per Customer” is defined as net revenue for a given period divided by the number of Active Customers as of the end of that same period.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This proxy statement refers to “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Free Cash Flow” which are not defined by generally accepted accounting principles (“GAAP”) and are considered non-GAAP financial measures, as defined by SEC Regulation G. For each of these non-GAAP financial measures, we have provided below a reconciliation of the differences between the non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. We believe these non-GAAP financial measures may be useful in evaluating our financial information and comparing period-to-period performance, and we have incorporated Adjusted EBITDA as a performance measure in the Company’s annual performance-based cash bonus program. However, these measures should not be considered in isolation and should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. In addition, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.
“Adjusted EBITDA” is defined as net income (loss) before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
“Adjusted EBITDA Margin” is defined as adjusted EBITDA divided by net revenue.
“Free Cash Flow” is defined as net cash provided by operating activities minus purchases of property and equipment.
A-1

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measure, which is net loss:
	Year Ended
	December 31, 2024	December 31, 2023
	(unaudited, in thousands)
Net loss	$(20,390)	$(63,197)
Adjusted to exclude the following:
Interest and other loss, net	(10,596)	(9,232)
Provision for income taxes	875	433
Depreciation and amortization expense	45,865	38,554
Asset impairment charges	816	3,230
Stock-based compensation expense(1)	48,409	71,065
Non-cash charitable donations(2)	2,196	3,191
Amortization of cloud-based software implementation costs(3)	3,704	2,895
ERP implementation costs(4)	—	4,413
Other costs(5)	2,232	1,000
Adjusted EBITDA	$73,111	$52,352
Adjusted EBITDA margin	9.5%	7.8%

(1)
Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, as well as the issuance of 48,486 shares of Class A common stock to charitable donor advised funds in February 2024. For the twelve months ended December 31, 2024, and December 31, 2022, the amount includes $1.1 million and $0.6 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises.

(2)
Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in each of May 2024 and August 2023 to the Warby Parker Impact Foundation, and 56,938 shares of Class A common stock to charitable donor advised funds in June 2023.

(3)
Represents the amortization of costs capitalized in connection with the implementation of cloud-based software.

(4)
Represents internal and external non-capitalized costs related to the implementation of our new Enterprise Resource Planning (“ERP”) system.

(5)
Represents employee severance and related costs for restructuring actions executed in October 2024 and charges for certain legal matters outside the ordinary course of business.

The following table reflects a reconciliation of free cash flow to its most directly comparable financial measure prepared in accordance with GAAP:
	Year Ended
	December 31, 2024	December 31, 2023
	(unaudited, in thousands)
Net cash provided by operating activities	$98,744	$60,991
Purchases of property and equipment	(64,032)	(53,671)
Free cash flow	$34,712	$7,320
A-2

SCAN TOVIEW MATERIALS & VOTE WARBY PARKER INC.233 SPRING STREET, 6TH FLOOR EAST NEW YORK, NY 10013 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WRBY2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V72736-P28330 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WARBY PARKER INC.ForAllWithholdAllFor AllExceptTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR thefollowing Class I director nominees:1. Election of DirectorsNominees:01) Joel Cutler02) Jeffrey Raider03) Bradley SingerThe Board of Directors recommends you vote FOR the following proposal:For Against Abstain2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year endingDecember 31, 2025.! ! !The Board of Directors recommends you vote FOR the following proposal:For Against Abstain3. Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.! ! !NOTE: Such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Form 10-K are available at www.proxyvote.com.WARBY PARKER INC.Annual Meeting of Stockholders June 10, 2025 2:00 PM EDTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) of Warby Parker Inc. hereby appoint(s) Neil Blumenthal, Dave Gilboa and Chris Utecht, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and/or Class B common stock, as applicable, of Warby Parker Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM EDT on June 10, 2025, via a live webcast at www.virtualshareholdermeeting.com/WRBY2025, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.Continued and to be signed on reverse side